Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(2,800,080)
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,949,340
Dividend Income	342,735
Interest Income	167,532
ETF Transaction Fees	1,050
Total Income (Loss)	$(339,423)

Expenses
General Partner Management Fees	$85,260
Professional Fees	28,243
Brokerage Commissions	10,565
Directors' Fees and insurance	3,767
Total Expenses	$127,835
Net Income (Loss)	$(467,258)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/24	$134,700,207
Additions (600,000 Shares)	17,181,166
Withdrawals ((650,000) Shares)	(19,032,095)
Net Income (Loss)	(467,258)

Net Asset Value End of Month	$132,382,020
Net Asset Value Per Share (4,600,000 Shares)	$28.78

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596